Exhibit 10.56
WebMD Health Corp.
111 Eighth Avenue
New York, NY 10001
As of February 11, 2011
William E. Pence
c/o WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Dear Mr. Pence:
     Reference is made to the letter agreement (the “Letter Agreement”) between you and WebMD Health Corp. dated October 1, 2007, as previously amended as of December 10, 2008; capitalized terms used herein without definition have the meanings specified in the Letter Agreement). The purpose of this letter is to further amend your Letter Agreement effective as of February 11, 2011, as follows:
     1. Paragraph 5(a) of the Letter Agreement is hereby amended to remove the words “prior to the fourth anniversary of the Employment Commencement Date”.
     Except as set forth herein, the Letter Agreement remains in full force and effect and is hereby ratified in all respects.

WebMD Health Corp.
/s/ Douglas Wamsley
Douglas Wamsley
EVP - General Counsel

Agreed to:

/s/ William Pence William Pence